Exhibit 6.5

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

CLASS A COMMON STOCK WARRANT

WARRANT NO. CSWA-3	June 23, 2017

XY - THE FINDABLES COMPANY

VOID AFTER AUGUST 11, 2020

1.        ISSUANCE.        This Warrant (this “Warrant”) is hereby issued to THE FROWNFELTER FAMILY TRUST UAD 05/11/2015 (the “Holder”) as part of a series of similar warrants to be issued pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated as of August 12, 2016, by and among XY - THE FINDABLES COMPANY, a Delaware corporation (the “Company”), and the Purchasers (as defined therein) (the “Agreement”). Terms used herein, but not otherwise defined, shall have the meanings set forth in the Agreement.

2.        EXERCISE PERIOD. This Warrant is exercisable beginning on the date first set forth above (the “Exercise Eligibility Date”).

3.        PURCHASE PRICE. Subject to the terms of this Warrant, the Holder is entitled to purchase from the Company the number of shares of Class A Common Stock of the Company (the “Common Stock”) set forth in Section 4, at a price per share of $1.00 (the “Purchase Price”), upon surrender to the Company, at its principal office, of this Warrant with the exercise form attached hereto duly executed in accordance with the provisions hereof. Until such time as this Warrant is exercised in full or expires, the Purchase Price of this Warrant is subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as of the close of business on the date this Warrant is exercised with respect to such Common Stock, whether or not the transfer books of the Company will be closed. Notwithstanding anything contained herein to the contrary, this Warrant may not be exercised during the 20 day period immediately preceding the closing of an initial public offering of the Company’s Common Stock.

4.        NUMBER OF SHARES. After the Exercise Eligibility Date, this Warrant shall be exercisable for up to 80,000 shares (the “Shares”) of Common Stock, subject to adjustment as set forth herein.

5.        PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check; (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender; (iii) in lieu of receipt by the Holder of Commissions; or (iv) by any combination of the foregoing.

6.        NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock of the Company equal to the value of this Warrant or any remaining portion hereof. The Holder may exercise its election under this Section by the surrender of this Warrant or such portion to the Company at the principal office of the Company, with the subscription form attached hereto marked with a net issue election. The Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

where:		X	=	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 6.

X =	Y (A – B) A	Y	=	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 6.

		A	=	The fair market value of the Common Stock (as determined below) on the date the Company receives notice of the exercise with the net issue election duly executed.

		B	=	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 6.

As used herein, the fair market value of Common Stock as of a specified date shall mean the average of the closing sales price of the Company’s Common Stock as quoted by the Nasdaq Stock Market (“Nasdaq”) or listed on any exchange, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days immediately prior to the date of the Holder’s election hereunder. If the Company’s Common Stock is not quoted by Nasdaq or listed on an exchange, the fair market value of the Common Stock shall be the fair market value of the Common Stock of the Company as determined by the Company’s Board of Directors in good faith. If the Company has become subject to an Acquisition (as defined in Section 9 below) agreement prior to the date of the exercise under this Section 6, the current fair market value of the Common Stock shall be deemed to be the value to received by the holders of the Company’s Common Stock (as determined in good faith by the Company’s Board of Directors) for each share of Common Stock pursuant to such Acquisition.

7.        PARTIAL EXERCISE. After the Exercise Eligibility Date, this Warrant may be exercised, in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Shares in respect of which this Warrant shall not have been exercised; provided however, if the Holder shall exercise this Warrant in part, Holder shall do so in minimum increments of $2,500, with the exception of the final exercise.

8.        FRACTIONAL SHARES. In no event shall any fractional share be issued upon any exercise of this Warrant. All Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Common Stock (as determined in accordance with Section 6) by such fraction.

9.        EXPIRATION DATE. This Warrant shall expire on the earlier of (i) at the close of business on the date 4 years after the Exercise Eligibility Date and (ii) the closing of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization shall own less than 50% of the voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party, in which in excess of 50% of the Company’s voting power is transferred, or any sale, lease or other disposition of all or substantially all of the assets of the Company (an “Acquisition”). The Company will use its best efforts to deliver notice to the Holder of a pending Acquisition at least 5 days prior to the closing thereof. After the Exercise Eligibility Date, in the event that the Holder hereof has not exercised this Warrant on or prior to the closing of an Acquisition, then this Warrant shall be deemed to have been exercised pursuant to a net issue election pursuant to Section 6 above.

10.        TRANSFER RESTRICTIONS.

(a)        Restrictions on Transfers of this Warrant. This Warrant shall not be transferable or assignable, in whole or in part, whether directly or indirectly, without the prior written consent of the Company. Any attempt to transfer or assign this Warrant, whether directly or indirectly, without the Company’s prior written consent shall be void and result in the termination of this Warrant. If the Holder is an entity, a change in ownership thereof shall be deemed a transfer for purposes of this Section 10(a).

(b)        Restrictions on Transfers of the Shares. Holder acknowledges that the Shares issuable upon exercise of this Warrant are subject to certain transfer restrictions, limitations and covenants, including without limitation any drag-along rights and a right of first refusal in favor of the Company that may be described in the Company’s bylaws, as amended from time to time, which may require that Holder vote such Shares to approve certain events involving a sale of the Company and allows the Company the opportunity, but not the obligation, to purchase the Shares in the event Holder proposes to transfer the Shares, and Holder hereby agrees to be bound by such restrictions, limitations and covenants which shall be deemed to be incorporated into this Warrant by this reference.

11.        RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times, from and after the Exercise Eligibility Date, reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that the Shares will, upon issuance and payment by Holder of the Purchase Price pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

12.        STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or consolidate the Common Stock, or issue additional shares of Common Stock in payment of a dividend on the Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or share dividend, or proportionately increased in the case of a combination.

13.        MERGERS AND RECLASSIFICATIONS. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successors shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 13, the term “Reorganization” shall include, without limitation, any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 12 hereof), or any consolidation of the Company with, or merger of the Company into, another entity (other than a merger in which the Company is the surviving corporation and which does not result in reclassification of the Common Stock or where 50% or less of the then outstanding voting capital stock have been transferred), or any sale or conveyance to another entity of all or substantially all of the assets of the Company.

14.        AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

15.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations, warranties and covenants of the Holder, which by its execution hereof the Holder hereby agrees and confirms, intending to be legally bound, as follows:

(a)        PURCHASE FOR OWN ACCOUNT. Holder represents and warrants that it is acquiring the Warrant and the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of this Warrant and the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)        INFORMATION AND SOPHISTICATION. Holder acknowledges and agrees that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire this Warrant. Holder represents and warrants that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Holder. Holder further represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c)        FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the equity securities issuable upon exercise of this Warrant unless and until: (a) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

(d)        PRIVATE ISSUE. The Holder understands (i) that the Shares are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section.

(e)        ACCREDITED INVESTOR. The Holder is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

16.        RESTRICTIVE LEGENDS. The Holder understands that the certificates representing the Shares, if any, shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)        “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)        “THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH WARRANT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c)        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE

WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(d)        Any legend required by appropriate blue sky officials.

17.        LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

18.        NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to XY – THE FINDABLES COMPANY, Attention: Chief Executive Officer, 1133 Columbia Street #205, San Diego, California 92101 or arie.trouw@xyfindables.com, with a copy (which shall not constitute notice) to Stradling Yocca Carlson & Rauth, P.C., 4365 Executive Drive, Suite 1500, San Diego, CA 92121 or asingh@sycr.com, Attention: Amit Singh, Esq. and (b) if to the Holder, to the address listed below the Holder’s signature to this Warrant, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, electronic mail, two days after mailing if by express mail, or three days after mailing if by first-class mail.

19.        SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

20.        MARKET STAND-OFF AGREEMENT. The Holder of this Warrant hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Holder (other than those included in the registration) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in Section 16(c) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such

180 day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

21.        NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

22.        COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which shall together constitute one agreement.

23.        GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this WARRANT as of the day and year first above written.

COMPANY:
XY - THE FINDABLES COMPANY

/s/ Arie Trouw
Arie Trouw
Chief Executive Officer

HOLDER:

THE FROWNFELTER FAMILY TRUST UAD 05/11/2015

/s/ Craig Frownfelter
CRAIG FROWNFELTER
Trustee

/s/ Susanna E. Frownfelter
SUSANNA E. FROWNFELTER
Trustee

ADDRESS FOR NOTICE:

Lynwood Drive
Encinitas, CA 92024

Email:

EXERCISE FORM

Date:              , 201

XY - THE FINDABLES COMPANY

1133 Columbia Street #205

San Diego, CA 92101

Attn: Chief Executive Officer

Ladies and Gentlemen:

☐

The undersigned hereby elects to exercise Warrant No. CSWA-     dated                     , 201     (the “Warrant”) issued to it by XY - the Findables Company (the “Company”) and to purchase thereunder                shares of Class A Common Stock of the Company (the “Securities”) at a purchase price of $             per share or an aggregate purchase price of $             (the “Purchase Price”).

☐	The undersigned hereby elects under the Net Issue Election provision set forth in Section 6 of the Warrant to convert % of the value of the Warrant.

Pursuant to the terms of the Warrant the undersigned has delivered the aggregate Purchase Price herewith in full in cash or by certified check or wire transfer, if applicable. The Securities shall be issued on the terms and conditions set forth in the Warrant, which terms and conditions the undersigned hereby ratifies and affirms.

Any certificate(s) or other instruments for such shares or units shall be issued in the name of the undersigned or as otherwise indicated below; provided, that, unless otherwise agreed by the Company, the Securities shall be uncertificated.

Signature

Name for Registration

Mailing Address

Very truly yours,

By:

Title: